SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 August 24, 1999
                Date of Report (Date of earliest event reported)


                             PERIPHONICS CORPORATION
             (Exact name of Registrant as specified in its charter)


        Delaware                     0-25592                   11-2699509
(State or other jurisdiction  (Commission File Number)       (IRS Employer
    of incorporation)                                    Identification Number)



                         4000 Veterans Memorial Highway
                                Bohemia, NY 11716


                                 (516) 468-9000
              (Registrant's telephone number, including area code)


                                Page 1 of 4 Pages
                         Exhibit Index Appears at Page 4

     Item 5. Other Events

     On August 24, 1999, Periphonics Corporation, a Delaware corporation ("Periphonics"), and Nortel Networks Corporation, a corporation organized under the laws of Canada ("Nortel"), entered into a definitive agreement and plan of merger (the "Merger Agreement"), pursuant to which Nortel, through its wholly-owned subsidiary North Subsidiary, Inc. ("North"), will acquire 100% of the voting securities of Periphonics for an estimated US$436 million common shares of Nortel. The Merger Agreement provides that Nortel can elect between two alternative means of effecting the merger, either (i) a reverse merger whereby North will merge with and into Periphonics so that Periphonics is the surviving corporation, wholly-owned by Nortel; or (ii) a forward merger whereby Periphonics will merge with and into North, so that North is the surviving corporation, wholly-owned by Nortel.

     In connection with the execution of the Merger Agreement, the parties entered into a Stock Option Agreement, dated as of August 24, 1999 (the "Stock Option Agreement") pursuant to which and subject to the terms and conditions set forth therein, Periphonics granted to Nortel an option to purchase up to approximately 19.9% of the outstanding voting shares of Periphonics in the event that the merger contemplated in the Merger Agreement is not consummated. Additionally, Nortel and certain executives of Periphonics, who are also shareholders of Periphonics, have entered into a Stockholders Agreement, dated as of August 24, 1999 (the "Stockholders Agreement") whereby, and subject to the terms and conditions set forth therein, the executives have provided Nortel a proxy, representing approximately 13.5% of the total outstanding shares of Periphonics on an undiluted basis, to vote for all matters in connection with the transaction contemplated by the Merger Agreement presented at the Periphonics' shareholders meeting.

     Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, each share of Periphonics will be converted into a fraction of a Nortel share at a exchange ratio equal to US$29.23 divided by the average price of a Nortel share during a specified period prior to closing. In this specified period, if the average price of a Nortel share is above US$47.15, the exchange ratio will be fixed at 0.62 and if the average share price is below US$38.46, the exchange ratio will be fixed at 0.76. The boards of directors of the two companies have approved the transaction.

     The closing of the transaction is subject to a number of customary conditions, including approval of the shareholders of Periphonics, approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain other regulatory filings and approvals. The transaction is intended to be tax-free to the shareholders of Periphonics.

     Copies of the Merger Agreement, Stock Option Agreement, Stockholders Agreement and the joint press release are attached hereto as Exhibits 2.1, 99.1,
99.2 and 99.3 respectively. The foregoing description of the Merger Agreement, Stock Option Agreement and Stockholders Agreement are qualified in their entirety by reference to the full text of such exhibits. The Merger Agreement, Stock Option Agreement, Stockholders Agreement and the press release are hereby incorporated by reference.

     Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

     (c) Exhibits:

          Exhibit No.        Description

          2.1                Agreement and Plan of Merger by
                             and among Nortel Networks Corporation,
                             North Subsidiary, Inc. and Periphonics
                             Corporation dated as of August 24, 1999.

          99.1 Stock Option Agreement dated as of August 24, 1999 between Nortel Networks Corporation and Periphonics Corporation.

          99.2               Stockholders Agreement dated as of August
                             24, 1999 among Peter J. Cohen, George W.
                             Cole, Richard A. Daniels, Kevin J. O'Brien,
                             Jayandra Patel and Nortel Networks Corporation.

          99.3               Joint Press Release issued by Nortel Networks
                             Corporation   and   Periphonics
                             Corporation on August 24, 1999.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               PERIPHONICS CORPORATION

Date:  August 26, 1999

                               By: /s/
                                   -------------------------
                                   Name:  Peter J. Cohen
                                   Title:  President and Chief Executive Officer

                                  EXHIBIT INDEX

          Exhibit No.            Description

          2.1                    Agreement and Plan of Merger by
                                 and among Nortel Networks Corporation,
                                 North Subsidiary, Inc. and Periphonics
                                 Corporation dated as of August 24, 1999.

          99.1 Stock Option Agreement dated as of August 24, 1999 between Nortel Networks Corporation and Periphonics Corporation.

          99.2                   Stockholders Agreement dated as of August
                                 24, 1999 among Peter J. Cohen, George W.
                                 Cole, Richard A. Daniels, Kevin J. O'Brien,
                                 Jayandra Patel and Nortel Networks Corporation.

          99.3                   Joint Press Release issued by Nortel Networks
                                 Corporation   and   Periphonics
                                 Corporation on August 24, 1999.